Exhibit 99.2
Nextdoor Reports Fourth Quarter and Full Year 2025 Results
•Q4 revenue of $69 million, +7% year-over-year
•Q4 Platform WAU of 21.0 million, decreased 5% year-over-year
•Q4 GAAP net loss of $4 million; Adjusted EBITDA of $8 million
•Full-year 2025 GAAP net loss of $54 million
•Full-year 2025 Adjusted EBITDA of $1 million; first time positive in company history

SAN FRANCISCO, CA, February 18, 2026 — Nextdoor Holdings, Inc. (NYSE: NXDR), the essential neighborhood network, today announced results for the fourth quarter and full year ended December 31, 2025.

Nextdoor's highlighted metrics for the fourth quarter ended December 31, 2025 include:

•Revenue of $69 million increased 7% year-over-year.
•Total Platform Weekly Active Users (Platform WAU) of 21.0 million decreased 5% year-over-year.
•Net loss was $4 million, compared to $12 million in the year-ago period.
•Adjusted EBITDA was $8 million, compared to $3 million in the year-ago period, reflecting 6 percentage points of year-over-year margin improvement.

Nextdoor's highlighted metrics for the year ended December 31, 2025 include:

•Revenue of $258 million increased 4% year-over-year.
•Net loss was $54 million, compared to $98 million in the year-ago period.
•Adjusted EBITDA was positive $1 million, compared to a loss of $18 million in the year-ago period.
•Cash, cash equivalents, and marketable securities were $405 million as of December 31, 2025.

“Our Q4 results reflect steady progress and consistent execution across the business,” said Nextdoor CEO Nirav Tolia. “We delivered record quarterly revenue and achieved positive full-year Adjusted EBITDA a year ahead of schedule. We remain focused on improving the core experience for neighbors on Nextdoor.”

"Nextdoor’s neighborhood graph has always been a differentiated asset. Now, we are working to unlock its full potential by aligning our content with the real-world decisions neighbors make every day," said Tolia. "Our value isn't in passive scrolling, but in high-intent moments. By using AI to surface the right local information at the right time, we’re driving the deeper engagement necessary to create durable, long-term value."

"I'm excited to report my first quarter as CFO with strong financial performance across the board," said Nextdoor CFO Indrajit Ponnambalam. "We grew revenue 7% year-over-year in Q4, reduced our net loss by more than half compared to the prior year, and expanded our Adjusted EBITDA margin by 6 percentage points. These results culminated in our first full year of positive

Exhibit 99.2
Adjusted EBITDA, a milestone that reflects the discipline of our entire team. With $405 million in cash and marketable securities, we have a strong foundation for continued investment and growth."

For more detailed information on our operating and financial results for the fourth quarter and full year ended December 31, 2025, as well as our outlook for the first quarter and fiscal year 2026, please reference our Nextdoor Investor Update posted to our Investor Relations website located at investors.nextdoor.com.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Revenue	$69,479	$65,228	$257,646	$247,276
Loss from operations	$(7,424)	$(17,097)	$(71,942)	$(121,639)
Net loss	$(4,033)	$(12,123)	$(54,204)	$(98,063)
Adjusted EBITDA(1)	$7,621	$3,043	$601	$(18,207)

(1) The following is a reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA for the periods presented above:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net loss	$(4,033)	$(12,123)	$(54,204)	$(98,063)
Depreciation and amortization	402	591	1,935	3,898
Stock-based compensation	14,545	19,874	65,343	74,055
Interest income	(4,378)	(5,322)	(18,758)	(24,381)
Provision for income taxes	1,085	23	1,625	706
Restructuring charges	—	—	4,660	25,578
Adjusted EBITDA	$7,621	$3,043	$601	$(18,207)

Nextdoor will host a conference call at 2:00 p.m. PT/5:00 p.m. ET today to discuss these results and outlook. A live webcast of our fourth quarter and full year 2025 earnings release call will be available in the Events & Presentations section of Nextdoor’s Investor Relations website located at investors.nextdoor.com. After the live event, the audio recording for the webcast can be accessed on the same website for approximately one year.

Nextdoor uses its Investor Relations website (investors.nextdoor.com), its X handle (x.com/Nextdoor), its LinkedIn Home Page (linkedin.com/company/nextdoor-com), and Nirav Tolia’s LinkedIn posts (https://www.linkedin.com/in/niravtolia/) and X posts (https://x.com/niravtolia) as a means of disseminating or providing notification of, among other things, news or announcements regarding its business or financial performance, investor events, press releases, and earnings releases, and as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Exhibit 99.2
Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared in accordance with GAAP, we present certain non-GAAP financial measures, such as Adjusted EBITDA, in this press release. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

We use non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. Non-GAAP financial measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance. We exclude the following items from one or more of our non-GAAP financial measures: stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions), depreciation and amortization (non-cash expense), interest income, provision for income taxes, and, if applicable, restructuring charges or acquisition-related costs.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) stock-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy, (2) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and our non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements, and (3) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (c) tax payments that may represent a reduction in cash available to us. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

About Nextdoor

Nextdoor (NYSE: NXDR) is the essential neighborhood network for over 105 million verified neighbors, offering trusted local news, real-time safety alerts, neighbor recommendations, for sale and free listings, and events. Nextdoor connects neighbors to the people, places, and information that matter most in their local communities. In addition, businesses, news publishers, and public agencies use Nextdoor to share important information and engage with neighborhoods at scale. Download the app or join the neighborhood at nextdoor.com. For more information and media assets, visit nextdoor.com/newsroom.

Exhibit 99.2
Safe Harbor Statement

This press release contains forward-looking statements regarding our future business expectations, including statements regarding projected financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, as more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 18, 2026, and our other SEC filings, which are available on the Investor Relations page of our website at investors.nextdoor.com and on the SEC’s website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on the forward-looking statements in this press release.

Contacts
Investor Relations:

ir@nextdoor.com
or visit investors.nextdoor.com

Media Relations:
Kelsey Grady
press@nextdoor.com